UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

The Missouri Public Service Commission (“MoPSC” or the “Commission”) issued its Amended Report and Order in Spire Missouri’s rate case (GR-2021-0108) on November 12, 2021. The Commission granted an increase of $72 million inclusive of $47 million of Infrastructure System Replacement Surcharge revenues already being recovered. Spire Missouri’s original filing requested an increase of $111 million. Rates are currently scheduled to become effective in December 2021.

Allowed rate base amounted to $2.9 billion, which is approximately $900 million higher than at the completion of Spire Missouri’s last case in 2018.

The capital structure set by the Commission includes 49.86% equity, 41.99% long-term debt and 8.15% short-term debt. The return on equity was set at 9.37%. Spire Missouri’s overall rate of return pursuant to the Report and Order is 6.37%.

The Commission also ordered Spire Missouri to cease the capitalization of non-operational overhead costs until an audit can be performed by the Commission’s staff. The amended order lacks clarity needed to quantify the impact of the issue with adequate precision. The Company is working with the MoPSC staff to facilitate the ordered audit of capitalized overheads on an expedited basis, including the quantification of the overheads subject to the order, and interpretation of what portion of these costs may be deferred into a regulatory asset until capitalization resumes. However, unless the MoPSC’s order is amended further or we gain more assurance on recovery through a regulatory asset, the Company anticipates that the change in overhead capitalization methods ordered by the Commission will have a material adverse impact on its net income in fiscal year 2022 and future periods until the completion of a future rate case. The estimated pre-tax impact is in the range of $20-30 million annually, shifting prudently incurred overheads costs from capital to operation and maintenance expense.

Spire Missouri intends to file an additional request for reconsideration on a number of elements of this case on November 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	November 19, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President and Treasurer

Spire Missouri Inc.
Date:	November 19, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Chief Financial Officer and Treasurer